UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

Pollex, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-49933 (Commission File Number)	95-4886472 (IRS Employer Identification No.)

3000 Scott Boulevard, Suite 206, Santa Clara, CA 95054
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (408) 970-8050

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2010, Pollex, Inc. (the “Company”), along with its wholly owned subsidiary, Joyon Entertainment, Inc. (“JEI”) entered into a stock purchase agreement (the “Agreement”) with Joytoto Co., Ltd. (“Joytoto Korea”), effective as of June 30, 2010.  JEI owns 100% of the issued and outstanding common stock of Joytoto America, Inc. (“JAI”).  Pursuant to the terms of the Agreement, the Company and JEI sold 100% of the issued and outstanding common stock of JAI to Joytoto Korea in consideration for the return and cancellation of 166,667 shares of the Company’s common stock held by Joytoto Korea.

Item 2.01 Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, which information that is required to be disclosed under this Item 2.01 is hereby incorporated by reference into this Item, on August 11, 2010 and effective June 30, 2010, the Company’s wholly owned subsidiary, JEI disposed of all of its assets as a result of the sale of 100% of the issued and outstanding common stock of its wholly-owned subsidiary, JAI, to Joytoto Korea in consideration for the return and cancellation of 166,667 shares of the Company’s common stock held by Joytoto Korea back to the Company.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

10.1	Stock Purchase Agreement

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLLEX, INC.

Date: August 16, 2010	By:	/s/ Seong Yong Cho
Seong Yong Cho, Chief Executive Officer

3